Exhibit 5.1

811 Main Street, Suite 3700 Houston, TX 77002 Tel: +1.713.546.5400 Fax: +1.713.546.5401 www.lw.com FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
	Dubai	Riyadh
September 18, 2025	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

WaterBridge Infrastructure LLC
5555 San Felipe Street, Suite 1200
Houston, Texas 77056

Re: Registration Statement on Form S-8

To the addressee set forth above:

We have acted as special counsel to WaterBridge Infrastructure LLC, a Delaware limited liability company (the “Company”), in connection with the preparation and filing by the Company on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of up to 20,000,000 Class A shares representing limited liability company interests in the Company (the “Class A Shares”), that may become issuable under the Company’s WaterBridge Infrastructure LLC Long Term Incentive Plan (the “LTIP”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Class A Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and we express no opinion with respect to any other laws.

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September 18, 2025

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Class A Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients and have been issued by the Company against payment therefor in the circumstances contemplated by the LTIP, assuming that the individual issuances, grants or awards under the LTIP, are duly authorized by all necessary limited liability company action and duly granted or awarded and exercised in accordance with the requirements of law and the LTIP (and the agreements and awards duly adopted thereunder and in accordance therewith), the Class A Shares will be validly issued and, under the Delaware LLC Act, recipients of the Class A Shares will have no obligation to make further payments for their receipt of Class A Shares or contributions to the Company solely by reason of their ownership of the Class A Shares or their status as members of the Company, and no personal liability for the obligations of the Company solely by reason of being members of the Company. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP

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